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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              MAY 2, 2001




                                EFTC CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


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
         COLORADO                         0-23332                84-0854616
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(State or Other Jurisdiction       (Commission File No.)       (IRS Employer
       of Incorporation)                                     Identification No.)

2501 West Grandview Road, Phoenix, Arizona                          85023
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(Address of principal executive office)                           (Zip code)
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Registrant's telephone number, including area code: (602) 789-6600


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.       OTHER EVENTS

     On May 2, 2001, EFTC Corporation ("EFTC"); K*TEC Electronics Holding Corporation, formerly known as K*TEC Electronics Corporation ("K*TEC"); Thayer-BLUM Funding II, L.L.C. ("TBF II"); and Express EMS Corporation ("Parent"), a newly formed wholly owned subsidiary of EFTC, entered into an Agreement and Plan of Merger (the "Merger Agreement"), providing for, among other things, the merger of two wholly owned subsidiaries of Parent with and into EFTC and K*TEC, respectively. K*TEC is a privately held electronic manufacturing services company based in Sugarland, Texas. K*TEC is 100% owned by TBF II, an affiliate by Thayer-BLUM Funding, L.L.C., EFTC's principal shareholder ("TBF"). TBF owns approximately 56% of the outstanding voting stock of EFTC. A special committee of independent directors negotiated the terms of the Merger Agreement on behalf of the minority shareholders of EFTC.

     On May 3, 2001, the parties to the Merger Agreement agreed to substitute TBF II as a party to the K*TEC Merger (as such term is defined in the Merger Agreement). Such substitution is reflected in the Amended and Restated Agreement and Plan of Merger dated as of May 3, 2001 by and among EFTC, K*TEC, TBF II and Parent (the "Amended and Restated Merger Agreement").

     In connection with the signing of the Merger Agreement, the Company entered into a stockholder agreement, as amended (the "Stockholder Agreement"), with TBF, TBF II and Parent that provides that TBF will convert the senior convertible notes and the Series B Preferred Stock of EFTC held by TBF into common stock on or before May 31, 2001. These conversions are expected to result in the issuance of approximately 32.2 million additional shares of common stock to TBF, which is expected to increase its voting control to approximately 78%. Pursuant to the Stockholder Agreement, TBF agreed to vote all of its shares of EFTC common stock in favor of the business combination.

     Pursuant to the Amended and Restated Merger Agreement, Parent will form two new wholly owned subsidiaries, which will merge with and into EFTC and TBF II, respectively. Following completion of the transactions, EFTC and TBF II will be wholly owned subsidiaries of Parent, whose common stock is expected to be traded on the Nasdaq National Market. Based upon the Amended and Restated Merger Agreement's exchange ratios, it is expected that the member of TBF II will receive approximately 55% of Parent's capital stock, while EFTC shareholders will receive approximately 45% of the shares. Following consummation of the proposed business combination, TBF is expected to own approximately 88% of the outstanding capital stock of Parent.

     Consummation of the proposed business combination is subject to a number of closing conditions. Consequently, there can be no assurance that the business combination will be consummated.


ITEM 7.       EXHIBITS

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
Exhibit No.  Description of Exhibit
----------   ----------------------

    10.25 Amended and Restated Agreement and Plan of Merger Dated as of May 3, 2001 Among EFTC Corporation, K*TEC Electronics Holding Corporation, Thayer-Blum Funding II, L.L.C. and Express EMS Corporation

    99.1     Press Release dated May 2, 2001.
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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           EFTC CORPORATION

Date:  May 16, 2001                        By: /s/  Peter W. Harper
                                              ----------------------------------
                                           Name:    Peter W. Harper
                                           Title:   Chief Financial Officer


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                                 EXHIBIT INDEX

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
Exhibit No.                Description of Exhibit
----------                 ----------------------

    10.25                  Amended and Restated Agreement and Plan of Merger Dated as of May 3, 2001 Among EFTC
                           Corporation, K*TEC Electronics Holding Corporation, Thayer-Blum Funding II, L.L.C. and
                           Express EMS Corporation

    99.1                   Press Release dated May 2, 2001.
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